Exhibit 3.292
LIMITED LIABILITY COMPANY AGREEMENT
OF
QUORUM HEALTH RESOURCES, LLC
This Limited Liability Company Agreement (“Agreement”) of Quorum Health Resources, LLC (the “Company”) is made and entered into effective as of June 12, 1998, by Quorum Health Group, Inc., a Delaware corporation (“QHG”) (QHG and any additional person admitted hereafter as a member of the Company are referred to individually as a “Member” and collectively as “Members”).
A. QHG formed the Company as a Delaware limited liability company under the Delaware Limited Liability Company Act (the “Act”) by filing a Certificate of Formation with the Office of the Delaware Secretary of State on June 12, 1998.
B. QHG, as the sole Member of the Company, desires to enter into this Agreement to set forth the provisions governing the management and conduct of the business of the Company and the rights and obligations of the Members.
QHG, in consideration of the foregoing premises and the covenants and agreements set forth herein, agrees as follows:
ARTICLE 1
INTERESTS IN AND CAPITAL OF THE COMPANY
1.1 Nature of Interest. A Member’s interest in the Company shall be personal property. All real and personal property owned by the Company shall be owned by the Company as an entity. No Member, as such, shall individually own any interest in specific Company property. A Member’s entire interest in the Company consists of the certain financial rights (including the right to share in profits and losses, the right to share in and to receive distributions, and the right to assign such financial rights as permitted by the Act and this Agreement, all as more fully defined and described in the Act and this Agreement) and all other rights as a Member as described in the Act, including the right to vote.
1.2 Initial Capital Contributions. QHG’s initial Capital Contribution is One Thousand Dollars ($1,000) cash as paid in capital. Except as provided in the Act, after a Member’s initial capital contribution is fully paid, no Member shall be required to make any further Capital Contributions or to lend any funds to the Company. “Capital Contribution” shall mean, with respect to any Member, the amount of money and the initial gross asset value of any property (other than money) contributed at any time to the Company with respect to such Member’s interest in the Company.
1.3 Return of Capital. No Member or assignee shall have the right to demand or receive a return of all or any part of such Member’s contributions to the capital of the Company. No Member (or assignee) shall be entitled to any interest on such Member’s capital account.

1.4 Limited Liability of Members, Assignees and Directors. No Member, assignee or Director shall be personally liable for the acts, debts, liabilities, or other obligations of the Company, whether arising in contract, tort or otherwise, or for the acts or omissions of any other Member, assignee, Director, employee or agent of the Company. Each Member, Director and assignee shall be liable only to make the Capital Contributions that it has agreed to make and for such person’s own acts and conduct.
1.5 Capital Accounts. In the event there is more than one Member, separate capital accounts shall be maintained for each Member (and assignee) and shall consist generally of the sum of the Member’s initial capital account and any additional contributions to the capital of the Company that may be made by such Member, plus such Member’s share of the income of the Company, less such Member’s share of any losses of the Company, and less any distributions to or withdrawals made by or attributable to such Member from the Company. Each Member’s capital account shall be maintained and adjusted in accordance with the principles set forth in U.S. Treasury Regulation Section 1.704-1(b).
ARTICLE 2
ALLOCATIONS AND DISTRIBUTIONS
2.1 Allocation of Profits and Losses. In the event there is more than one Member, profits and losses for any fiscal year or other shorter period shall be allocated among Members in accordance with their respective ownership interest in the Company. “Profits and Losses” shall mean, for each fiscal year or other shorter period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss). “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
2.2 Distributions. The Board of Directors is authorized to make distributions of cash or other property to the Members (or assignees) in accordance with their respective ownership interest in the Company in such amounts and at such times as the Board of Directors shall determine. No Member shall have the right to demand or receive distributions of property other than cash. Distributions in kind of Company property, in liquidation or otherwise, shall be made only with the consent of the Board of Directors and only at a value agreed to by the Board of Directors. Prior to any such distribution in kind, the difference between such agreed value and the book value of such property shall be credited or charged, as the case may be, to the Members’ capital accounts in proportion to their ownership interest in the Company, except as may otherwise be required under Code Section 704(c). Upon the distribution of such property, such agreed value shall be charged to the Capital Accounts of the Members receiving such distribution.
ARTICLE 3
MANAGEMENT OF THE COMPANY’S AFFAIRS; BOARD OF DIRECTORS
3.1 General Powers of the Board of Directors. The business and affairs of the Company shall be managed by its “Board of Directors” (herein so called) and the persons serving on the Board of Directors (the “Directors”), who shall serve in the capacity of “Managers” as defined in the Act. The Board of Directors shall direct, manage and control the Company’s business to the best of its ability and shall have full and complete authority, power, and discretion to make any and all decisions and do any and all things which the Board of Directors deems necessary or desirable for that purpose, subject to the rights and responsibilities of the Members. Unless expressly authorized by the Board of Directors, no Member shall have any authority to bind or obligate the Company.
3.2 Number. The number of Directors which shall constitute the whole Board of Directors shall be not less than three nor more than ten. The first Board shall consist of four (4) members. Thereafter, within the limits above specified, the number of Directors shall be determined by resolution of the Board of Directors or by the Members at the annual meeting of the Members, except as provided in Section 3.3 of this Article, and each Director elected shall hold office until his successor is elected and qualified. Directors need not be Members.
3.3 Removal of Directors. The Members shall have the power to remove any Director or officer with or without cause by a vote of the majority in interest of the Members.
3.4 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors or from any removal of incumbent Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner removed. If there are no Directors in office, then an election of Directors may be held by the Members.
3.5 Quorum. A majority of all the Directors of the Company shall be necessary to constitute a quorum for the transaction of business at all meetings of the Board of Directors and a majority of the quorum shall decide any question that may come before the meeting, but less than a quorum may adjourn any meeting from time to time.
3.6 Meetings. Regular meetings of the Board of Directors shall be held in the City of Brentwood, Tennessee, or at such other place as from time to time shall be determined by resolution of the Board of Directors and without notice of said meeting. Special meetings may be called at the discretion of the President of the Company, or upon request of a majority of members of the Board of Directors. A regular meeting of the Board of Directors shall be held immediately following the annual meeting of Members, at which the Directors shall elect the officers of the Company for the ensuing year and transact such other business as may come before said meeting, of which no notice need be given except as herein contained.
3.7 Notice of Meetings. Notice of all special meetings and the place, date and hour for holding such meetings, excepting only the regular meetings shall be given to each Director by mail, telecopy, or telegraph, by the Secretary at least three (3) days previous to the time fixed for the meeting. The transactions of any meeting of the Board of Directors, however called or noticed or wherever held, shall be as valid as though had a meeting duly been held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the records of the Company or made a part of the minutes of the meeting.
3.8 Compensation. Directors, as such, shall not receive a salary for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendant, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor.
3.9 Written Consent in Lieu of Meeting. To the extent provided by applicable law, any action required or permitted to be taken at any meeting of the Board of Directors of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.
ARTICLE 4
OFFICERS
4.1 Number. The officers of the Company shall be chosen by the Board of Directors and shall be a President, one or more Vice Presidents, a Secretary and Treasurer and one or more assistant secretaries and assistant treasurers. In addition, the President may appoint, or the Board of Directors may elect one or more Assistant Secretaries and one or more Assistant Treasurers who shall have the same duties and authority, respectively, as the Secretary and Treasurer. Any number of offices, other than the President and the Secretary, may be held by the same person, unless the certificate of formation or this Agreement provide otherwise. No person shall sign any document on behalf of this Company in more than one capacity.
4.2 Election. The officers shall be elected or appointed by the Board of Directors at the first meeting following each annual meeting of Members and shall hold office at the pleasure of the Board of Directors.
4.3 Compensation. The salaries of all officers and agents of the company shall be fixed by the Board of Directors.
4.4 Removal and Vacancies. The officers of the Company shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors with or without cause, when in the judgment of the Board of Directors the best interest of the Company demands such removal. Any vacancy occurring in any office of the Company shall be filled by the Board of Directors.
4.5 President. It shall be the duty of the President to preside at all meetings of the Board of Directors at which he is present, unless the Board of Directors shall elect a permanent Chairman; to call special meetings of the Board of Directors whenever he may think such meetings are necessary, or as requested to do so in accordance with this Agreement; to sign all contracts, leases, mortgages, deeds, conveyances and other documents of the Company, which shall be countersigned Secretary or Treasurer where required. He shall have executive management and general supervision and direction affairs of the Company. He shall preside at the annual meeting of the Members of the Company and make a presentation covering the operation of the company for the preceding year, together with such suggestions as he may deem proper.
4.6 Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice President in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
4.7 Secretary. The Secretary shall have the powers granted him under this Agreement, and shall sign and issue all the calls for the Members’ and Directors’ meetings when properly authorized; shall give notice of such meetings to each Member or Director as provided above in this Agreement and as required by law; shall have published all notices of the same required by law to be published; shall keep full and accurate minutes of the proceedings of all Members’ and Directors’ meetings and shall attest the same after approval of the presiding officer. He shall sign such instruments as require his signature, and he shall make such reports and perform such other duties as are incident to his office, or may be required of him by the Board of Directors.
4.8 Assistant Secretary. The Assistant Secretary, or (if there be more than one) the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
4.9 Treasurer. The Treasurer shall have the custody of all monies and securities of the Company and shall deposit same in the name and to the credit of the Company and shall keep a full and accurate account of the receipts and disbursements in books belonging to the Company and shall disburse the funds of the Company by check or other warrant. He shall render such reports to the President and Board of Directors as may be required of him and shall perform such other duties as may be incident to this office, or may be required of him from time to time by the Board of Directors.
4.10 Assistant Treasurer. The Assistant Treasurer, or, if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and such other powers as the Board of Directors may from time to time prescribe.

ARTICLE 5
MEMBERS
5.1 Location. All meetings of the Members shall be held at any place within or without the State of Delaware which may be designated either by the Board of Directors or by the written consent of all Members entitled to vote thereat given either before or after the meeting and filed by the Secretary of the company. In the absence of any such designation, members’ meetings shall be held in the City of Brentwood, State of Tennessee.
5.2 Annual Meeting. The annual meeting of the Members shall be held on such dates and at such times as determined by the Board of Directors. At such meeting, the Members shall elect directors, by a plurality vote, to serve for the ensuing year or until their successors shall be elected and qualified.
5.3 Special Meetings. Special meetings of the Members, for any purposes whatsoever, may be called at any time by the President or by any Vice President or by a majority of the Board of Directors or by one or more Members.
5.4 Notices. Written notice of each annual meeting shall be given to each Member either personally or by mail or by other means of written communication, charges prepaid, addressed to each Member at his address appearing on the books of the Company, or given by him to the Company for the purpose of notice. If a Member gives no address, notice is duly given to him if sent by mail or other means of written communication addressed to the place where the principal office of the Company is situated or if published at least once in some newspaper of general circulation in the county in which the office is located. Except as otherwise expressly provided by statute, any such notice shall be deposited in the United States mail, delivered to the telegraph company in the place in which the principal office of the Company is located or published at least ten (10) days, but not more than forty (40) days prior to the time of the holding of the meeting. In case such notice is personally delivered or delivered by means of written communication other than by mail, telegraph or publication as above provided, it shall be delivered at least seven (7) days prior to the time of the holding of the meeting. Such delivery, mailing, telegraphing or publishing as above provided shall be due legal and personal notice to such Member. Such notices shall specify the place, the day and the hour of such meeting and shall state such other matters, if any, as may be expressly required by statute. Notice of any special meeting shall specify in addition to the place, day and hour of such meeting the general nature of the business to be transacted. Attendance by a Member at any meeting in person or by proxy shall be deemed to waive all requirements as to notice of the meeting. Waiver by a Member in writing of notice of any meeting of Member shall be equivalent to the giving of such notice.
5.5 Quorum. The presence in person or by proxy of the holders of a majority-in-interest of the Members entitled to vote at any meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of the Members may be adjourned from time to time by the vote of a majority-in-interest of the Members which are either present in person or represented by proxy thereat, but no other business may be transacted. The Members present at a duly organized meeting may continue to transact any business notwithstanding the withdrawal from such meeting of enough Members to leave less than a quorum.
5.6 Proxies. Members may be represented by proxy and no special form of proxy shall be necessary, but the written authorization of proxy over signature of a Member shall be sufficient. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.
5.7 Voting. Each Member present at any meeting, either in person or by proxy, and having voting power shall be entitled to one vote on all matters coming before the meeting.
5.8 Presiding Officer. Every meeting of Members, whether annual or special, shall be presided over by the President or, in his absence, by any Vice President. The Secretary of the Company shall act as Secretary of every such meeting or, in his absence, a Secretary shall be appointed by the Chairman of such meeting.
5.9 Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or to receive payment of any dividend, the Board of Directors shall fix a record date for determination of Members entitled to participate, which shall not be less than twenty (20) days nor more than fifty (50) days prior to the date on which such action is to be taken.
5.10 Written Consent. To the extent provided by applicable law, any action required to be taken at any annual or special meeting of Members of the Company, or any action which may be taken at any annual or special meeting of such Members, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken shall be signed by all of the Members.
ARTICLE 6
INDEMNIFICATION
6.1 Power to Indemnify in Actions, Suits or Proceedings Other Than Those By or In the Right of the Company. Subject to Section 6.3, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a pledge of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe the person’s conduct was unlawful.
6.2 Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Company. Subject to Section 6.3, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or mater as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.
6.3 Authorization of Indemnification. Any indemnification under this Article 6 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 6.1 or 6.2, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the Member(s). To the extent, however, that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith, without the necessity of authorization in the specific case.
6.4 Good Faith Defined. For purposes of any determination under Section 6.3, a person shall be deemed to have acted in god faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe the person’s conduct was unlawful, if the person’s action is based on the records or books of account of the Company or another enterprise, or on information supplied to the person by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term “another enterprise” as used in this Section 6.4 shall mean any other limited liability company or any corporation, partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Company as a director, officer, employee or agent. The provisions of this Section 6.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 6.1 or 6.2, as the case may be.
6.5 Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 6.3, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 6.1 and 6.2. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standards of conduct set forth in Sections 6.1 or 6.2, as the case may be. Notice of any application for indemnification pursuant to this Section 6.5 shall be given to the Company promptly upon the filing of such application.
6.6 Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred in defending or investigating a threatened or pending action, suit or proceeding against any director, officer, employee or agent shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Company as authorized in this Article 6.
6.7 Non-Exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Agreement, any statute, agreement, contract, vote of Members or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in the person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in Sections 6.1 and 6.2 shall be made to the fullest extent permitted by law. The provisions of this Article 6 shall not be deemed to preclude the indemnification of any person who is not specified in Sections 6.1 or 6.2 but whom the Company has the power or obligation to indemnify under the provisions of the Limited Liability Company Act of the State of Delaware or otherwise. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 6 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.8 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another limited liability company or any corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the Company would have the power or the obligation to indemnify the person against such liability under the provisions of this Article 6.
6.9 Meaning of “Company” for Purposes of Article 6. For purposes of this Article 6, references to “the Company” shall include, in addition to the resulting corporation or other entity, any constituent corporation or other entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation or other entity, or is or was serving at the request of such constituent corporation as or other entity a director, officer, employee or agent of another corporation, partnership, joint ventre, trust or other enterprise, shall stand in the same position under the provisions of this Article 6 with respect to the resulting or surviving corporation or other entity as the person would have with respect to such constituent corporation or other entity if its separate existence had continued.
6.10 Meaning of “Other Enterprises” and Certain Other Terms for Purposes of Article 6. For purposes of this Article 6, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company’ shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article 6.
6.11 Effect of Repeal or Modification. Any repeal or modification of this Article 6 shall not change the rights of an officer, director, employee or agent to indemnification with respect to any action or omission occurring prior to such repeal or modification.
ARTICLE 7
DISSOLUTION AND LIQUIDATION OF THE COMPANY
7.1 Dissolving Events. The existence of the Company shall be perpetual provided that the Company shall be dissolved and liquidated upon the occurrence of any of the following events:
7.1.1 The unanimous written agreement of the Members to terminate the Company.

7.1.2 The entry of a final judgment, order or decree of judicial dissolution of the Company issued by a court of competent jurisdiction under the authority of Act § 18-802, and the expiration of the period, if any, allowed by applicable law in which to appeal therefrom.
7.1.3 The administrative dissolution of the Company by action of the Secretary of State of the State of Delaware and the expiration of the period, if any, allowed by applicable law in which to appeal therefrom or to become reinstated.
7.2 Method of Liquidation. Upon the happening of any of the events specified in Section 7.1, the Company shall continue solely for the purpose of winding up its affairs liquidating its assets, and satisfying the claims of its creditors and Members. The Board of Directors shall be responsible for overseeing the winding up and liquidation of the Company. In the course of winding up its affairs, any of the Company’s assets may be sold upon the consent of the Board of Directors, and any proceeds derived from any such sale, together with all assets that are not sold, shall be applied and distributed in the following manner and in the following order of priority:
7.2.1 To the payment of the debts and liabilities of the Company and to the expenses of liquidation in the order of priority as provided by law, and to the establishment of any reserves that the Board of Directors deems necessary for any contingent liabilities or obligations of the Company; then
7.2.2 To the payment of any liabilities or debts, other than capital accounts, of the Company to any of the Members; then
7.2.3 To the Members (and assignees) in accordance with the relative positive balances of their capital accounts, after giving effect to all contributions, distributions and allocations under this Agreement for all periods as required by Section 704(b) of the Code and the regulations promulgated thereunder.
In the course of any liquidation, the difference between the fair market value and book value of any assets that are distributed in kind shall be credited or charged, as the case may be, to the Members’ (or assignees’) capital accounts.
7.3 Reasonable Time for Liquidation. A reasonable time (not to exceed twelve (12) months) shall be allowed for the orderly liquidation and winding up of the Company in order to minimize any losses that may be attendant upon such liquidation.
7.4 Distribution to Liquidating Trust. In the discretion of the Board of Directors, assets otherwise distributable to the Members (or assignees) pursuant to Section 7.2 may be distributed to a liquidating trust established for the benefit, and upon the agreement, of all Members (and assignees) for purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or potential liabilities or obligations of the Company.
7.5 Date of Termination. The Company shall be completely terminated when all property of the Company shall have been disposed of by the Company in accordance with

Section 7.2. The establishment of any reserves in accordance with the provisions of Section 7.2 or the creation of a liquidating trust in accordance with Section 7.4 shall not have the effect of extending the existence of the Company, but any remaining balance in any such reserve or liquidating trust shall be distributed in the manner provided in Section 8.2 upon expiration of the period of such reserve or liquidating trust, as the case may be.
7.6 Certificate of Cancellation. Upon completing the winding up and liquidation of the Company, the Company shall cause to be filed a Certificate of Cancellation of the Company as provided by Act § 18-203. The Members agree to join in executing such document if such joinder is required by the Act or deemed necessary or appropriate by the Board of Directors. Upon the filing of the Certificate of Cancellation, the Members shall cease to be such and the Company and this Agreement shall be terminated.
ARTICLE 8
COMPANY FUNDS AND ACCOUNTING
8.1 Books of Account; Records and Information. The books of account of the Company shall be maintained at the Company’s principal executive office or such other location determined by the Board of Directors, and each Member shall have access thereto at all reasonable times. The Company shall also maintain such records and information required by Act § 18-305 and shall permit the inspection and copying of such records and information by the Members.
8.2 Period and Method of Accounting. The Company’s books of account shall be maintained on such fiscal year basis as may be determined by the Board of Directors, and such books shall be kept in accordance with such method of accounting as may be adopted by the Board of Directors or as required by the Code.
8.3 Tax Elections. The Board of Directors shall have the responsibility for making (and revoking) all tax elections on behalf of the Company (and which are to be made by the Company as opposed to the Members) under the Code. Upon the transfer of an interest in the Company or a distribution of property to a Member (or assignee), the Company may, but is not required to, elect, pursuant to Section 754 of the Code, to adjust the basis of Company property as allowed by Section 734(b) and 743(b) thereof.
8.4 Tax Matters Manager. QHG shall be Tax Matters Manager and shall act as the ‘Tax Matters Partner” as defined in the Code Section 6231(a)(7) and is authorized to execute, on behalf of the Company, all documents and returns necessary to comply with the U.S. Treasury Regulations promulgated thereunder.
ARTICLE 9
GENERAL
9.1 Filings. The Company shall execute and cause to be filed such certificates and documents required by any jurisdiction in which the Company engages in business. The Company shall take all other actions reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the laws of Delaware and any other jurisdiction in which the Company engages in business.

9.2 Status of Company for Tax Purposes. The Members intend that the Company be classified as a partnership for federal and state income tax purposes; provided that so long as there exists only one Member, the Member intends that the Company be disregarded as an entity separate from its Member for federal and state tax purposes as provided for under the Code Section 7701 regulations, but as a separate entity for all other purposes.
9.3 Waiver of Action for Partition. Each Member (and assignee) irrevocably waives any right that it may have to maintain any action for partition with respect to the Company and its property.
9.4 Nonrecourse Loans. If the Company borrows money on a nonrecourse basis, then the creditor who makes such a loan to the Company will not have or acquire at any time as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Company other than as a secured creditor.
9.5 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Members (and assignees) and their respective heirs, representatives, transferees, successors and assigns.
9.6 Construction. As herein used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders, unless the context would otherwise fairly require.
9.7 Survival of Provisions. Whenever possible, each provision and term of this Agreement shall be interpreted in such manner as to be valid and enforceable; provided that in the event any provision or term of this Agreement should be determined to be invalid or unenforceable, all other provisions and terms of this Agreement and the application thereof to all persons and circumstances subject thereto shall remain unaffected to the extent permitted by law.
9.8 Governing Law. This Agreement shall be construed and governed in accordance with the laws of the State of Delaware except where reference is herein made to Sections or provisions of the Code or regulations.
QHG, as the sole Member of the Company, has caused the execution of this Agreement as of the date first above written.
QUORUM HEALTH GROUP, INC.
By: /s/
Title: Vice President